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EXHIBIT 99.1


 [CPS LOGO]                                                        NEWS RELEASE
--------------------------------------------------------------------------------


                    CONSUMER PORTFOLIO SERVICES, INC. REPORTS
                          2007 SECOND QUARTER EARNINGS

IRVINE, CALIFORNIA, JULY 17, 2007 (BUSINESS WIRE) -- Consumer Portfolio Services, Inc. (Nasdaq: CPSS) ("CPS" or the "Company") today announced earnings for its second quarter ended June 30, 2007.

Pretax income for the second quarter of 2007 increased to $6.2 million, compared to pretax income of $2.6 million for the comparable quarter ended June 30, 2006. Net income for the quarter ended June 30, 2007 was $3.5 million, or $0.15 per diluted share, compared to net income of $2.6 million, or $0.11 per diluted share, for the quarter ended June 30, 2006. Net income for the second quarter of 2006 did not include a provision for income tax expense.

For the three months ended June 30, 2007 total revenues increased approximately $28.6 million, or 42.6%, to $95.8 million, compared to $67.2 million for the three months ended June 30, 2006. Total expenses for the three months ended June 30, 2007 were $89.6 million, an increase of $25.0 million, or 38.7%, as compared to $64.6 million for the three months ended June 30, 2006.

Pretax income for the six months ended June 30, 2007 increased to $11.6 million, compared to pretax income of $4.4 million for the six months ended June 30, 2006. Net income for the six months ended June 30, 2007 was $6.7 million, or $0.29 per diluted share, compared to net income of $4.4 million, or $0.18 per diluted share, for the six months ended June 30, 2006. Net income for the six months ended June 30, 2006 did not include a provision for income tax expense.

For the six months ended June 30, 2007 total revenues increased approximately $57.0 million, or 45.5%, to $182.3 million, compared to $125.3 million for the six months ended June 30, 2006. Total expenses for the six months ended June 30, 2007 were $170.6 million, an increase of $49.8 million, or 41.2%, as compared to $120.8 million for the six months ended June 30, 2006.

During the second quarter of 2007, CPS purchased $346.0 million of contracts from dealers as compared to $330.3 million during the first quarter of 2007 and $268.8 million during the second quarter of 2006. During the first half of 2007, CPS purchased $676.3 million of contracts from dealers as compared to $523.2 million during the first half of 2006. 2007 contract purchases represent an increase of 29.3% vs. the same period in 2006. The Company's managed receivables totaled $1,900.3 million as of June 30, 2007, an increase of $525.0 million, or 38.2%, from $1,375.3 million as of June 30, 2006, as follows ($ in millions):

                                                   June 30, 2007   June 30, 2006
                                                   -------------   -------------
     Owned by Consolidated Subsidiaries*            $  1,889.9      $  1,299.4
     Owned by Non-Consolidated Subsidiaries                9.1            67.2
     As Third Party Servicer for SeaWest Financial         1.3             8.7
                                                    ----------      ----------
          Total                                     $  1,900.3      $  1,375.3

     * Before $146.0 million and $107.7 million of allowance for credit losses, deferred acquisition fees and repossessed vehicles for 2007 and 2006, respectively.

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CPS completed a term securitization in May of receivables primarily originated by CPS and by its subsidiary, The Finance Company, with the sale of $113.3 million of asset backed notes. This was in addition to its regular quarterly securitization program, with the June sale of $315.0 million of asset backed notes. As previously announced, the quarterly transaction was executed with lower credit enhancement requirements than the first quarter transaction. Both transactions were completed smoothly in an otherwise uncertain credit market. Subsequent to quarter end, the Company issued $60 million of two-year notes under a new $120 million revolving and term residual interest financing facility.

Annualized net charge-offs during the first half of 2007 were 4.60% of the average owned portfolio as compared to 3.71% during the same period in 2006. Delinquencies greater than 30 days (including repossession inventory) were 4.85% of the total owned portfolio as of June 30, 2007 as compared to 3.87% as of June 30, 2006.

"The second quarter marks our largest quarter of new contract originations in the history of the Company," said Charles E. Bradley, Jr., President and Chief Executive Officer. "The controlled growth strategy that we implemented in the first quarter of 2004 has proven successful as we have grown our total managed portfolio from $741 million at the end of 2003 to $1.9 billion at the end of the second quarter 2007."

"With respect to the second quarter's financial results, our continued year-over-year pretax income growth validates our execution in growing our total managed portfolio and our ongoing efforts to improve operating efficiencies. Credit performance remains good and within the range of our expectations. In addition, the new residual interest financing facility we recently established provides significant liquidity and additional flexibility to our capital structure."

CONFERENCE CALL

CPS announced that it will hold a conference call tomorrow, July 18, 2007, at 1:30 p.m. ET to discuss its quarterly earnings. Those wishing to participate by telephone may dial-in at 973-582-2717 approximately 10 minutes prior to the scheduled time.

A replay will be available between July 18, 2007 and July 25, 2007, beginning one hour after conclusion of the call, by dialing 877-519-4471 or 973-341-3080 for international participants, with pin number 8997332. A broadcast of the conference call will also be available live and for 30 days after the call via the Company's web site at www.consumerportfolio.com and at www.streetevents.com.

ABOUT CONSUMER PORTFOLIO SERVICES, INC.

Consumer Portfolio Services, Inc. is a specialty finance company engaged in purchasing and servicing new and used retail automobile contracts originated primarily by franchised automobile dealerships and to a lesser extent by select independent dealers of used automobiles in the United States. We serve as an alternative source of financing for dealers, facilitating sales to sub-prime customers, who have limited credit history, low income or past credit problems and who otherwise might not be able to obtain financing from traditional sources.

FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE INCLUDE THE COMPANY'S RECORDED REVENUE, EXPENSE AND PROVISION FOR CREDIT LOSSES, BECAUSE THESE ITEMS ARE DEPENDENT ON THE COMPANY'S ESTIMATES OF FUTURE LOSSES. THE ACCURACY OF SUCH ESTIMATES MAY BE ADVERSELY AFFECTED BY VARIOUS FACTORS, WHICH INCLUDE (IN ADDITION TO RISKS RELATING TO THE ECONOMY GENERALLY) THE FOLLOWING: POSSIBLE INCREASED DELINQUENCIES; REPOSSESSIONS AND LOSSES ON RETAIL INSTALLMENT CONTRACTS; INCORRECT PREPAYMENT SPEED AND/OR DISCOUNT RATE ASSUMPTIONS; POSSIBLE UNAVAILABILITY OF QUALIFIED PERSONNEL, WHICH COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO SERVICE ITS PORTFOLIO; POSSIBLE INCREASES IN THE RATE OF CONSUMER BANKRUPTCY FILINGS OR THE EFFECTS OF RECENT CHANGES IN BANKRUPTCY LAW, WHICH COULD ADVERSELY AFFECT THE COMPANY'S RIGHTS TO COLLECT PAYMENTS FROM ITS PORTFOLIO; OTHER CHANGES IN GOVERNMENT REGULATIONS AFFECTING CONSUMER CREDIT; POSSIBLE DECLINES IN THE MARKET PRICE FOR USED VEHICLES, WHICH COULD ADVERSELY AFFECT THE COMPANY'S REALIZATION UPON REPOSSESSED VEHICLES; AND ECONOMIC CONDITIONS IN GEOGRAPHIC AREAS IN WHICH THE COMPANY'S BUSINESS IS CONCENTRATED. ALL OF SUCH FACTORS ALSO MAY AFFECT THE COMPANY'S FUTURE EARNINGS, AS TO WHICH THERE CAN BE NO ASSURANCE.

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ANY IMPLICATION THAT THE RESULTS OF THE MOST RECENTLY COMPLETED QUARTER ARE
INDICATIVE OF FUTURE RESULTS IS DISCLAIMED, AND THE READER SHOULD DRAW NO SUCH INFERENCE. FACTORS SUCH AS THOSE IDENTIFIED ABOVE IN RELATION TO PROVISION FOR CREDIT LOSSES MAY AFFECT FUTURE PERFORMANCE.

INVESTOR RELATIONS CONTACT

Robert E. Riedl
Consumer Portfolio Services, Inc.
949-753-6800

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                                    CONSUMER PORTFOLIO SERVICES, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                        (UNAUDITED)


                                                                Three months ended                 Six months ended
                                                                      June 30,                          June 30,
                                                           -----------------------------     -----------------------------
                                                               2007             2006             2007             2006
                                                           ------------     ------------     ------------     ------------
REVENUES:
Interest income                                            $     89,448     $     63,039     $    169,938     $    117,566
Servicing fees                                                      113              799              395            1,804
Other income                                                      6,239            3,395           11,961            5,887
                                                           ------------     ------------     ------------     ------------
                                                                 95,800           67,233          182,294          125,257
                                                           ------------     ------------     ------------     ------------
EXPENSES:
Employee costs                                                   11,335            9,720           22,139           19,077
General and administrative                                        6,082            5,678           12,051           10,789
Interest                                                         33,714           22,303           63,218           40,338
Provision for credit losses                                      32,670           22,178           62,159           41,277
Other expenses                                                    5,762            4,727           11,080            9,359
                                                           ------------     ------------     ------------     ------------
                                                                 89,563           64,606          170,647          120,840
                                                           ------------     ------------     ------------     ------------
Income before income taxes                                        6,237            2,627           11,647            4,417
Income taxes                                                      2,749               --            4,928               --
                                                           ------------     ------------     ------------     ------------
      Net income                                           $      3,488     $      2,627     $      6,719     $      4,417
                                                           ============     ============     ============     ============

Earnings per share:
     Basic                                                 $       0.16     $       0.12     $       0.31     $       0.20
     Diluted                                                       0.15             0.11             0.29             0.18

Number of shares used in computing earnings per share:
     Basic                                                       21,539           21,839           21,533           21,786
     Diluted                                                     23,405           24,377           23,562           24,283

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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                   June 30,       December 31,
                                                     2007             2006
                                                 -----------      -----------

Cash                                             $    13,437      $    14,215
Restricted cash                                      260,979          193,001
                                                 -----------      -----------
Total Cash                                           274,416          207,216
Finance receivables                                1,839,503        1,480,794
Allowance for finance credit losses                  (95,597)         (79,380)
                                                 -----------      -----------
Finance receivables, net                           1,743,906        1,401,414
Residual interest in securitizations                   5,449           13,795
Other assets                                         110,143          106,169
                                                 -----------      -----------
                                                 $ 2,133,914      $ 1,728,594
                                                 ===========      ===========

Accounts payable and other liabilities           $    36,956      $    31,185
Warehouse lines of credit                             79,722           72,950
Residual interest financing                           27,874           31,378
Securitization trust debt                          1,837,634        1,442,995
Senior secured debt                                   15,000           25,000
Subordinated debt                                     19,766           13,574
                                                 -----------      -----------
                                                   2,016,952       1,617,082
                                                 -----------      -----------

Shareholders' equity                                 116,962          111,512
                                                 -----------      -----------
                                                 $ 2,133,914      $ 1,728,594
                                                 ===========      ===========


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OPERATING AND PERFORMANCE DATA ($ IN THOUSANDS)                          At and for the                   At and for the
                                                                       Three months ended                Six months ended
                                                                            June 30,                         June 30,
                                                                 ----------------------------       ---------------------------
                                                                     2007             2006             2007             2006
                                                                     ----             ----             ----             ----


Contract purchases                                                  346,030           268,770          676,302          523,231

Total managed portfolio                                           1,900,255         1,375,347        1,900,255        1,375,347

Average managed portfolio                                         1,843,346         1,327,766        1,754,618        1,259,449

Net interest margin (1)                                              55,734            40,736          106,720           77,228

Risk adjusted margin (2)                                             23,064            18,558           44,561           35,951

Core operating expenses (3)                                          23,179            20,125           45,270           39,225
   Annualized % of average managed portfolio                           5.03%             6.06%            5.16%            6.23%

Annualized return on managed assets (4)                                1.35%             0.79%            1.33%            0.70%

Allowance as % of finance receivables                                  5.20%             5.91%

Delinquencies
                                                  31+ Days             3.50%             2.86%

                                    Repossession Inventory             1.35%             1.01%

            Total Delinquencies and Repossession Inventory             4.85%             3.87%

Annualized net charge-offs as % of average owned portfolio             4.13%             2.78%            4.60%            3.71%

(1) Interest income less interest expense.
(2) Net interest margin less provision for credit losses.
(3) Total expenses less interest and provision for credit losses.
(4) Pretax income divided by average managed portfolio.


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